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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
ADESA, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-117002 and 333-125047) on Form S-8 of ADESA, Inc. of our reports dated February 28, 2007, with respect to the consolidated balance sheet of ADESA, Inc. as of December 31, 2006, and the related consolidated statements of income, stockholders' equity, and cash flows, for the year then ended, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006, annual report on Form 10-K of ADESA, Inc. Our report included an explanatory paragraph referring to a change in the method the Company uses to account for stock-based compensation.

/s/ KPMG LLP
Indianapolis, Indiana
February 28, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM